                                                                   Exhibit 10.29


                                                               New Option Grants



                               AMN HOLDINGS, INC.
                    1999 SUPER-PERFORMANCE STOCK OPTION PLAN

                       Nonqualified Stock Option Agreement


                  STOCK OPTION AGREEMENT dated December 13, 2000, between AMN HOLDINGS, INC., a Delaware corporation (the "Company"), and Steven Francis (the "grantee").

                  All words and phrases not otherwise expressly defined herein shall have the same meanings as are ascribed to such words and phrases in the Plan document.

                  The Committee has determined that the objectives of the Plan will be furthered by granting to the grantee an option pursuant to the Plan.

                  In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement, the Company and the grantee agree as follows:

         SECTION 1. Grant of Option. The Company hereby grants to the grantee a nonqualified stock option to purchase 5,772.1 shares of Stock at a purchase price of $287.84 per share.

         SECTION 2. Exercisability.

                           (a) In General. Subject to Section 4 hereof, the
option shall become vested and exercisable if, and only if certain performance targets are met, as follows:


                                           Number of Shares as to which Option
Fiscal Year              EBITDA                     Becomes Exercisable
-----------              ------                     -------------------
   2001           at least $38,307,000                    1,443.1
   2002           at least $45,845,000                    1,443.0
   2003           at least $52,734,000                    1,443.0
   2004           at least $60,656,000                    1,443.0

                  Any portion of the option that becomes exercisable pursuant to the above shall become exercisable as of the date of delivery of audited financial statements by the Company's independent auditor for the applicable Fiscal Year (in each case, the "Fiscal Year Vesting Date"), provided that the grantee was employed on the last day of the applicable Fiscal Year.
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                                                                               2


                           (b) Change of Control Acceleration. Notwithstanding
the foregoing, in the event a Change of Control occurs prior to December 31, 2003, in which the net proceeds actually received by HWH Capital Partners, L.P. and its affiliates (collectively, "HWP") in the form of cash and marketable securities exceeds, on an aggregate basis (after taking into account any prior sales by HWP of any portion of its investment in the Company), $580.81 per share of Stock, the portion of the option which was eligible to become vested pursuant to Section 2(a) with respect to the Fiscal Year in which a Change of Control occurs and, if any, later Fiscal Years shall become exercisable, effective immediately prior to such event.

                           (c) Expiration of Option.

                                    (i)      Generally. Subject to the
                                             provisions of this Section 2(c) and
                                             Section 4, the option shall
                                             terminate and cease to be
                                             exercisable on December 31, 2009.

                                    (ii)     Special Rule. Notwithstanding the
                                             provisions of Section 2(c)(i), if
                                             the Company does not meet the
                                             performance target established in
                                             Section 2(a) for a Fiscal Year,
                                             that portion of the option which
                                             was eligible to become vested with
                                             respect to such Fiscal Year shall
                                             immediately terminate.

         SECTION 3. Method of Option Exercise. The option or any part thereof may be exercised only by giving to the Company written notice of exercise in the form prescribed by the Committee. Full payment of the purchase price shall be made on the option exercise date by certified or official bank check or, in the Committee's discretion (which shall not be unreasonably withheld), by personal check (subject to collection), payable to the Company, or delivery of shares of Stock already owned by the grantee for at least six months prior to the option exercise date as described in Section 5.4(b)(iii) of the Plan. The grantee shall have no right to pay the option exercise price, or to receive shares of Stock with respect to an option exercise, prior to the option exercise date. For purposes of this Stock Option Agreement, the "option exercise date" shall be deemed to be the first business day immediately following the date written notice of exercise is received by the Company.

         SECTION 4. Termination of Employment.

                           (a) Unvested Options.

                                    (i) General Rule. All unvested portions of
                           an option granted to a grantee shall terminate and no longer be exercisable upon such grantee's termination of employment for any reason, except to the extent that options may become exercisable post-employment in accordance with Section 5.5 of the Plan or may
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                                                                               3


                           remain eligible for vesting pursuant to Section 4(a)(ii) of this Agreement.

                                    (ii) Termination Before Performance
                           Verified. Notwithstanding Section 4(a)(i), if a grantee terminates employment after the end of a Fiscal Year, but before the Fiscal Year Vesting Date, (if applicable), the portion of such grantee's option that was eligible to vest upon delivery of audited financial statements confirming that performance targets were met for such Fiscal Year shall remain outstanding and eligible for vesting until delivery of such audited financial statements. Thereafter, the unvested portion of such option shall immediately terminate and the treatment of the vested portion of the option shall be governed by Section 4(b).

                           (b) Vested Options.

                                    (i) Death and Disability. Unless otherwise
                           provided herein, if a grantee's employment with the Company and its subsidiaries terminates by reason of death or Disability (as defined in a grantee's employment agreement, if applicable, or if not applicable, as defined in section 22(e)(3) of the
                           Code), the portion, if any, of the option granted to such grantee which was exercisable immediately prior to such termination of employment or which becomes exercisable thereafter in accordance with Section 4(a)(ii) of this Agreement may be exercised by such grantee or, as the case may be, by such grantee's court-appointed legal representative or, in the case of the grantee's death, by the person or persons to whom such option passes under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (x) the later of
                           (1) one year after the grantee's termination by reason of death or Disability and (2) with respect to any portion of the option that vests in accordance with Section 4(a)(ii) of this Agreement, one year after the date of delivery of audited financial statements and (y) the date on which such portion of the option terminates or expires in accordance with the provisions of the Plan and the other provisions of this Stock Option Agreement.

                                    (ii) Regular Termination; Leaves of Absence.
                           Unless otherwise provided herein, if the grantee's employment terminates for reasons other than as provided in Section 4(b)(i), the portion, if any, of the option granted to such grantee which was exercisable immediately prior to such termination of employment or which becomes exercisable thereafter in accordance with Section 4(a)(ii)
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                                                                               4


                           of this Agreement may be exercised by such grantee until the earlier of (x) the later of (1) 90 days after the grantee's date of termination and (2) with respect to any portion of the Option that vests in accordance with Section 4(a)(ii) of this Agreement, 90 days after the date of delivery of audited financial statements, and (y) the date on which such option terminates or expires in accordance with the provisions of the Plan and the other provisions of this Stock Option Agreement. The Committee may in its discretion determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (B) the impact, if any, of any such leave on outstanding options under the Plan.

                           (c) Right of Discharge Reserved. Nothing in the Plan
or this Stock Option Agreement shall confer upon the grantee or any other person the right to continue in the employment of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate the employment of the grantee or any other person.

         SECTION 5. Withholding Tax Requirements. Shares of Stock deliverable to the grantee upon exercise, pursuant to the terms of the Plan and this Stock Option Agreement, shall be subject to income tax withholding as provided in
Section 10 of the Plan. Subject to the Committee's consent (which shall not be unreasonably withheld), a grantee may elect to satisfy all or part of such requirements by delivery of unrestricted shares of Stock owned by the grantee as provided in Section 10.2 of the Plan.

         SECTION 6. Agreement Provisions to Prevail. This Stock Option Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of Section 8 of the Plan (generally relating to consents required by securities and other laws) and Section 11 of the Plan (generally relating to the effects of certain reorganizations and other extraordinary transactions and providing the Committee with the ability to adjust performance targets). In the event there is any inconsistency between the provisions of this Stock Option Agreement and the Plan, the provisions of this Stock Option Agreement shall govern.

         SECTION 7. Grantee's Acknowledgments. By entering into this Stock
Option Agreement, the grantee agrees and acknowledges that (a) he has received and read a copy of the Plan, including Section 14.3 of the Plan (generally relating to waivers of claims to continued exercisability of awards, damages and severance entitlements related to non-continuation of awards), and accepts this option upon all of the terms thereof, and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or under this Stock Option Agreement.
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                                                                               5


         SECTION 8. Stockholder Restrictions.

                  (a) Restrictions on Transfer of Stock Acquired by Option Exercise.

                           (i) Limitation on Transfer. The grantee shall not
                  sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any Stock or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement. Any attempt to transfer any Stock or any rights hereunder in violation of the preceding sentence shall be null and void ab initio.

                           (ii) Permitted Transfers. At any time after December
                  31, 2003, the grantee may, subject to this Section 8(a)(ii),
                  Section 8(a)(iii) and Section 8(b), transfer all, but not less than all, of the Stock owned by the grantee to any Person other than a Person involved with the medical or employee staffing industry other than through the Company (each a "Permitted Transferee"); provided that the consideration for such transfer shall consist solely of cash. No such transfer to a Permitted Transferee shall be effective unless such Permitted Transferee becomes a party to a separate agreement setting forth substantially the same terms as this Section 8. No Permitted Transferee of Stock pursuant to this Section 8(a)(ii) shall thereafter re-transfer such Stock except in accordance with this Section 8(a)(ii) and Section 8(a)(iii).

                           (iii) Permitted Transfer Procedures. The grantee
                  shall give notice to the Company and AMN Acquisition Corp., a Delaware corporation ("AMN") of its intention to make any transfer permitted under Section 8(a)(ii) not less than thirty
                  (30) calendar days prior to effecting such transfer, which notice shall state the name and address of the party to whom such transfer is proposed and the Stock proposed to be transferred.

                  (b) Proposed Voluntary Transfers by the Grantee; Right of First Refusal.

                           (i) Offering Notice. If after December 31, 2003 the
                  grantee has received a bona fide offer from a Person (the "Third Party Purchaser") to pay for cash (a "Third Party Offer") all of its Stock (the "Offered Stock") and the grantee desires to accept the Third Party Offer, then the grantee (the "Selling Stockholder") shall make an offer (the "Offer") to sell the Offered Stock to AMN and the Company by sending written notice (the "Offering

                  Notice") to the Company and AMN, which notice shall state (x) the number of shares of Offered Stock and (y) all material terms and conditions of such proposed sale (including the proposed purchase price per share of Stock).

                           (ii) Offer Price. Upon receipt of the Offering
                  Notice, AMN or its designee and the Company (to the extent that AMN or its designee does not exercise its right of first refusal for the Offered Stock) shall have the right, but not the obligation, to purchase collectively all, but not less than all, of the Offered Stock. If the Offer is accepted by AMN's designee, AMN shall remain responsible for such designee's performance hereunder. The right of first refusal shall be exercisable with respect to the Offered Stock (i) by AMN or its designee and (ii) by the Company, to the extent that AMN or its designee does not exercise its right of first refusal for all of the Offered Stock, by written notice to the Selling Stockholder (with a copy to the Company) within twenty
                  (20) calendar days (in the case of AMN) and within thirty (30) calendar days (in the case of the Company) of receipt of the Offering Notice. Failure by AMN or the Company to respond within the applicable Notice Period shall be regarded as a rejection of the Offer.

                           (iii) Sell Option. If all of the Offered Stock has
                  not been acquired by AMN or its designee or the Company, the Selling Stockholder(s) shall have the right to sell such Stock to the Third Party Offeror on the terms and conditions of the Third Party Offer; provided, that any such sale must be consummated within 45 calendar days of the date of the Offering Notice; provided however, that if compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is necessary to consummate such sale, the 45-day period may be extended to the end of the waiting period thereunder (but in no event to more than 75 calendar days after the date of the Offering Notice). In the event that such sale is not consummated within such 45-day period (as extended if applicable) for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Stock may be made thereafter by such Selling Stockholder(s) without again complying with this Section 8(b)(iii).

                  (c)      Drag-Along Right.

                           (i) Sale of the Company. In the event AMN (the
                  "Initiating Seller") proposes to sell any of its Stock in one or more related transactions, including without limitation, a merger or

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                  consolidation (a "Drag-Along Sale") to a bona fide party
                  purchaser (the "Proposed Transferee") on an arm's length basis, the Initiating Seller shall have the right (the "Drag-Along Right") to require the grantee (the "Drag-Along Seller") to sell, and the Drag-Along Seller hereby agrees to sell, to the Proposed Transferee:

                  (1) until AMN has sold (or will have sold as a result of such sale (assuming no tag-along rights are exercised on such sale)) Stock to a third party in an amount equal to at least 75 percent (75%) of the Stock owned by AMN as of the date hereof (the "Threshold Event"), that number of shares of Stock (but not less than such number of shares of Stock) which is equal to the product of (x) the number of Shares held by the grantee and (y) a fraction (A) the numerator of which is the number of outstanding shares of Stock proposed to be sold by the Initiating Seller and (B) the denominator of which is the number of shares of Stock owned by the Initiating Seller; and

                  (2) from and after the Threshold Event, all, but not less than all, of its Stock (such amount referred to in clause (1) or (2), as the case may be, for the grantee being herein referred to as the "Drag-Along Amount").

                           (ii) Sale Notice. The Initiating Seller shall notify
                  the Company, and the Company shall promptly notify the Drag-Along Seller in writing of such proposed Transfer (the "Sale Notice"). The Sale Notice shall set forth (a) the name and address of the Proposed Transferee and (b) a copy of the written proposal pursuant to which the Drag-Along Sale will be effected, containing all of the material terms and conditions thereof including (1) the number of shares of Stock (calculated on a fully diluted, as converted basis) proposed to be transferred by the Initiating Seller, (2) the applicable Drag-Along Amount, (3) the price per share of Stock to be paid, (4) the terms and conditions of payment offered by the Proposed Transferee, (5) whether the Initiating Seller has determined to exercise the Drag-Along Right, (6) in the event the Initiating Seller has determined to exercise the Drag-Along Right, that the Proposed Transferee has been informed of the Drag-Along Right provided for in this Section 8(c) and has agreed to purchase the applicable Drag-Along Amount in accordance with the terms hereof and (7) the date and location of and procedures for selling Stock to the Proposed Transferee.

                           (iii) Purchase of Drag-Along Amount. The Stock
                  purchased from the Drag-Along Seller by the Proposed Transferee pursuant to this Section 8(c) shall be paid for at the same price per share and upon terms and conditions no less favorable than the terms and conditions applicable to the Stock to be sold by the Initiating Seller.

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                  (d) Stock Certificate Legend; Recording of Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Stock now held or hereafter acquired by the grantee shall, at the option of the Company, for as long as this Section 8 is effective, bear a legend as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

         THE TRANSFER AND PLEDGE OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THIS STOCK OPTION AGREEMENT, DATED AS OF DECEMBER 13, 2000, AMONG THE COMPANY AND THE GRANTEE, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE.

                  (e) All Transfers in Compliance with Law and Subject to this Assignment. Any transfer of Stock permitted or required by this Agreement must be in compliance with the applicable provisions of this Agreement and with federal and state securities laws, including, without limitation, the Securities Act.

                  (f) Specific Performance. The parties hereto intend that each of the parties have the right to seek damages and/or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  (g) Definitions. For purposes hereof, the following terms shall have the meanings set forth below:

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Stock" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock owned by such Stockholder.

                  (h) Term. This entire Section 8 shall terminate upon the closing of a bona fide initial public offering of Common Stock of the Company.

         SECTION 9. Nontransferability. No option granted to the grantee under the Plan or this Stock Option Agreement shall be assignable or transferable by the grantee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights granted to the grantee under the Plan or under this Stock Option Agreement shall be exercisable only by the grantee or the grantee's court appointed legal representative. Notwithstanding the foregoing, with the Committee's consent, the option may be transferred to one or more members of the grantee's immediate family or trusts all of the beneficiaries (other than contingent beneficiaries) of which are members of the grantee's immediate family.

         SECTION 10. Forfeiture for Non-Compete Violation.

                  (a) Non-Compete. The grantee agrees that during the term of grantee's employment and for a period of two years thereafter (the "Coverage Period") the grantee will not engage in, consult with, participate in, hold a position as shareholder, director, officer, consultant, employee, partner or investor, or otherwise assist any business entity (i) in any State of the United States of America or (ii) in any other country in which the Company has business activities, in either case, that is engaged in any activities which are competitive with the business of providing healthcare or other personnel on a temporary basis to hospitals, healthcare facilities or other entities and any and all business activities reasonably related thereto in which the Company or any of its divisions, affiliates or subsidiaries are then engaged.

                  (b) Non-Solicit. The grantee agrees that during the Coverage Period, he shall not solicit, attempt to solicit or endeavor to entice away from the Company any person who, at any time during the Term was a traveling nurse or other healthcare professional, employee, customer, client or supplier of the Company.

                  (c) Confidential and Proprietary Information. The grantee agrees that he will not, at any time make use of or divulge to any other person, firm or corporation any confidential or proprietary information concerning the business or policies of the Company or any of its divisions, affiliates or subsidiaries. For purposes of this Agreement, any confidential information shall constitute any information designated as confidential or proprietary by the Company or otherwise known by the grantee to be confidential or proprietary information including, without limitation, customer information. Grantee acknowledges and agrees that for purposes of this Agreement, "customer information" includes without limitation, customer lists, all lists of professional personnel, names, addresses, phone numbers, contact persons, preferences, pricing arrangements, requirements and practices. Grantee's obligation under this Section 10(c) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of grantee; or (iii) is hereafter disclosed to grantee by a third party not under an obligation of confidence to the Company. Grantee agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential or proprietary information. Grantee recognizes that all such information, whether developed by the grantee or by someone else, will be the sole exclusive property of the Company. Upon termination of employment, grantee shall forthwith deliver to the Company all such confidential or proprietary information, including without limitation all lists of customers, pricing methods, financial structures, correspondence, accounts, records and any other documents, computer disks, computer programs, software, laptops, modems or property made or held by him or under his control in relation to the business or affairs of the Company or any of its divisions, subsidiaries or affiliates, and no copy of any such confidential or proprietary information shall be retained by him.

                  (d) Forfeiture for Violations. If the grantee shall at any time violate the provisions of Section 10(a), (b), or (c), the grantee shall immediately forfeit all options (whether vested or unvested) and any exercise of an option which occurs after (or within 6 months before) any such violation shall be void ab initio.

         SECTION 11. Execution of Agreement. Notwithstanding anything contained in this Stock Option Agreement to the contrary, no option may be exercised until the grantee has returned an executed copy of this Stock Option Agreement to the Company.

         SECTION 12. Notice. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to 12235 El Camino Real, Suite 200, San Diego, California 92130 or at such other address as the Company may hereafter designate to the grantee by notice as provided herein. Any notice to be given to the grantee hereunder shall be addressed to the grantee at the address set forth below or at such other address as the grantee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when received by personal delivery or by registered or certified mail to the party entitled to receive the same.

         SECTION 13. Reorganization Event. The option awarded hereunder may be subject, in the Committee's discretion, to termination on account of a Reorganization Event affecting the Company, as described in Section 17 of the Plan.

         SECTION 14. Successors and Assigns. This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in the Plan, the heirs and personal representatives of the grantee.

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         SECTION 15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

         SECTION 16. Modifications to Agreement. This Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Company and the grantee.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Stock Option Agreement as of the date and year first above written.

                           AMN HOLDINGS, INC.



                           By:       /s/ Diane K. Stumph
                              --------------------------------------------------
                                Title:  CFO

                                     /s/ Steven C. Francis
                              --------------------------------------------------
                                          Grantee


                              --------------------------------------------------
                                          Address